Exhibit 10.1

EXECUTION VERSION

FACILITY INCREASE REQUEST

April 1, 2021

Capital One, National Association

2 Bethesda Metro Center, 7th Floor

Bethesda, MD 20814

Attention: Archana Uppal

Telephone: (301) 280-4904

Email: archana.uppal@capitalone.com

RE:

That certain Revolving Credit Agreement dated as of December 29, 2020 by and among, inter alios, STONE POINT CREDIT CORPORATION, a Delaware corporation, as the Initial Borrower (together with the other borrowers from time to time party thereto, the “Borrowers”), CAPITAL ONE, NATIONAL ASSOCIATION, as the Administrative Agent, Sole Lead Arranger and a Lender and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

This facility increase request (this “Request”) is executed and delivered by the Borrowers to the Administrative Agent pursuant to Section 2.15 of the Credit Agreement.

1. The Borrowers hereby request an increase in the Maximum Commitment in the amount of $75,000,000 (the “Facility Increase”) for an aggregate Maximum Commitment in the amount of $200,000,000.

2. In connection with this Request, the Borrowers hereby represent, warrant and certify to the Administrative Agent for the benefit of the Lenders that:

(a) As of the effective date of such increase and immediately after giving effect thereto, the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualified shall be disregarded for the purposes of this condition;

(b) No Event of Default or Potential Default shall have occurred and is continuing on and as of the date hereof or will exist on the date any request herein becomes effective;

(c) After any request herein becomes effective the Principal Obligations will not exceed the Available Commitment;

(d) The Borrowing Base Certificate attached hereto as Exhibit A, which constitutes an updated Exhibit A to the Credit Agreement, is true and correct as of the date hereof. In the event that any of the relevant information on such Borrowing Base Certificate changes between the date hereof and the date of the Facility Increase requested herein, the Borrowers shall promptly deliver to the Administrative Agent corrections thereto;

(e) Attached hereto as Exhibit B are such documents as are required pursuant to Section 2.15(c) relating to our authority to agree to an increase in the Maximum Commitment; and

(f) As of the date hereof, no event has occurred since the date of the most recent financial statements of the Borrowers delivered to the Administrative Agent which could reasonably be expected to have a Material Adverse Effect.

3. In the event that between the date hereof and the date of the Facility Increase, any event should occur which could reasonably be expected to have a Material Adverse Effect, the Borrowers shall promptly notify Administrative Agent.

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The undersigned hereby certifies each and every matter contained herein to be true and correct.

BORROWER:

STONE POINT CREDIT CORPORATION

By:	/s/ Nadine Thornton
Name:	Nadine Thornton
Title:	Authorized Person